EXHIBIT 1


                       AMENDED AND RESTATED AGREEMENT OF
                         JOINT FILING OF SCHEDULE 13D

      The undersigned hereby agree to jointly prepare and file with regulatory authorities Amendment Number 1 ("Amendment No. 1") to the statement on
Schedule 13D, dated August 13, 2003, filed by Mafco Holdings Inc. and MacAndrews & Forbes Holdings Inc., and any subsequent amendments thereto reporting each of the undersigned's ownership of securities of SIGA Technologies, Inc. and hereby affirm that such Amendment No. 1 is being filed on behalf of each of the undersigned.



Dated:  October 14, 2003                  MAFCO HOLDINGS INC.


                                          By: /s/ Barry F. Schwartz
                                             ----------------------------------
                                             Name:  Barry F. Schwartz
                                             Title: Executive Vice President
                                                    and General Counsel


Dated:  October 14, 2003                  MACANDREWS & FORBES HOLDINGS INC.


                                          By: /s/ Barry F. Schwartz
                                             ----------------------------------
                                             Name:  Barry F. Schwartz
                                             Title: Executive Vice President
                                                    and General Counsel


Dated:  October 14, 2003                  TRANSTECH PHARMA, INC.


                                          By: /s/ William V. Buccella
                                             ----------------------------------
                                             Name:  William V. Buccella
                                             Title: Senior Vice President -
                                                    Legal Affairs and Secretary